EXHIBIT 10.2

                             STOCK VOTING AGREEMENT

      STOCK VOTING AGREEMENT, dated as of August 24, 2001 (this "AGREEMENT"), by and between _______________________ ("STOCKHOLDER") and Triangle
Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY").

      WHEREAS, Stockholder owns, as of the date hereof, the number of shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK"), set forth opposite its name on the signature page hereto (such shares of Common Stock, together with any shares of Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "SHARES");

      WHEREAS, concurrently herewith, the Company is entering into one or more Purchase Agreements (the "PURCHASE AGREEMENT"), which provides for, among other things, the sale by the Company to one or more investors of shares of Common Stock having an aggregate purchase price of up to $75,000,000 (the "FINANCING");

      WHEREAS, the Purchase Agreement contemplates that the Financing shall occur in two tranches (the first tranche referred to hereinafter as the "FIRST TRANCHE"; the second tranche referred to hereinafter as the "SECOND TRANCHE"; and collectively referred to as the "TRANCHES");

      WHEREAS, the sale and issuance of the shares of Common Stock in the Second Tranche may require that the Company's stockholders (i) approve an increase in the number of authorized shares of the Common Stock and (ii) because the Second Tranche may result in the issuance of shares of Common Stock greater than twenty percent (20%) of the outstanding shares of capital stock of the Company, approve the sale and issuance of the shares of Common Stock in the Second Tranche pursuant to rules established by the National Association of Security Dealers (the "NASD");

      WHEREAS, it is a condition precedent to closing the First Tranche that the Company enter into this Agreement with the Stockholder; and

      WHEREAS, the Stockholder will benefit from these transactions and, therefore, the Stockholder desires to facilitate these transactions by entering into this Agreement;

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1. AGREEMENT TO VOTE.

            1.1 AGREEMENT TO VOTE. Stockholder hereby revokes any and all previous proxies with respect to the Shares held of record or beneficially by Stockholder and irrevocably agrees to vote and otherwise act, with respect to all of the Shares, for (i) the approval of an

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amendment to the Company's Certificate of Incorporation in order to increase the authorized number of shares of Common Stock to a number of shares that the Company's Board of Directors determines is in the Company's best interest to facilitate the sale of shares of Common Stock in the Second Tranche, (ii) the issuance and sale of the shares of Common Stock in the Second Tranche as may be required by the rules enacted by NASD which are applicable to the Financing and the Company, and (iii) any other actions related to (i) and (ii), and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by the Financing, at any meeting or meetings of the stockholders of the Company, and any adjournment, postponement or continuation thereof, at which the Financing and other related arrangements or such other actions are submitted for the consideration and vote of the stockholders of the Company. The foregoing shall remain in effect with respect to the Shares until the termination of this Agreement. Stockholder shall execute such additional documents as the Company may reasonably request to effectuate the foregoing.

            1.2 PROXY. Stockholder hereby grants to, and appoints Chris A. Rallis and R. Andrew Finkle, each of them individually, Stockholder's irrevocable (until the termination of this Agreement) proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in Section 1.1 above. Stockholder intends this proxy to be irrevocable (until the termination of this Agreement) and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

      2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants as follows:

            2.1 OWNERSHIP OF SHARES. Stockholder is the beneficial owner, and has sole power to vote and dispose of the Shares. On the date hereof, the Shares constitute all of the outstanding shares of Common Stock owned of record or beneficially by Stockholder.

            2.2 AUTHORITY; BINDING AGREEMENT. Stockholder has the full legal right, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution and delivery of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement or voting trust. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Stockholder or the Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Stockholder is a party or by which Stockholder is bound.


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      3. COVENANT OF STOCKHOLDER. Except as permitted by the terms of this
Agreement or in a manner which would cause the Shares to be voted in accordance with Section 1 hereof, Stockholder hereby covenants and agrees that prior to the termination of this Agreement, Stockholder shall not, directly or indirectly grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or take and action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or would result in breach by Stockholder of its obligations under this Agreement.

      4. NOTIFICATIONS. The Stockholder shall, while this Agreement is in effect, notify the Company promptly, but in no event later than two days, of any shares of Common Stock acquired or disposed of by Stockholder after the date hereof.

      5. TERMINATION. This Agreement shall terminate on the earlier of (i) the closing of the sale and issuance of the shares of Common Stock in the Second Tranche, or (ii) if the sale and issuance of the shares of Common Stock in the Second Tranche does not occur by the date set forth in the Purchase Agreement or any extensions thereof, sixty (60) days after such date. This Agreement also shall terminate with respect to any of the Shares transferred or disposed of by the Stockholder after the date hereof in a bona fide transaction, as of the date of transfer or disposition.

      6. ACTION IN STOCKHOLDER CAPACITY ONLY. If the Stockholder is an officer or director of the Company, or if a representative of the Stockholder is an officer or director of the Company, the Stockholder does not make any agreement or understanding herein as an officer or director of the Company; rather, Stockholder signs solely in Stockholder's capacity as a record holder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in Stockholder's capacity as an officer or director of the Company, including without limitation the exercise of such Stockholder's or representative's duties as an officer or director.

      7. MISCELLANEOUS.

      7.1 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by next-day courier or telecopied (with confirmation of receipt) to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied or one day after delivery to a courier for next-day delivery.


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            IF TO THE COMPANY:

                  Triangle Pharmaceuticals, Inc.
                  4 University Place
                  4611 University Drive
                  Durham, North Carolina 27707
                  Attn: R. Andrew Finkle, Esq.
                  Fax Number: 919-402-1192

            WITH A COPY TO:

            Smith, Anderson, Blount, Dorsett,
             Mitchell & Jernigan, L.L.P.
            2500 First Union Capitol Center
            Raleigh, North Carolina  27601
            Attention:  Gerald F. Roach, Esq.
            Fax Number: 919-821-6800

            IF TO STOCKHOLDER:

            To the address set forth on the signature page hereto.

      7.2 DEFINITIONS. For purposes of this Agreement:

            (a) "beneficially own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 of the Exchange Act), including pursuant to any agreement, arrangement or understanding whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

            (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      7.3 ENTIRE AGREEMENT. This Agreement, together with the documents expressly referred to herein, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter contained herein.


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      7.4 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      7.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns; provided, however, that this Agreement shall not be binding upon any party to whom the Stockholder transfers or disposes any Shares in a bona fide transaction.

      7.6 GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      7.7 INJUNCTIVE RELIEF; JURISDICTION. Stockholder agrees that irreparable damage would occur and that the Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches by Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in any North Carolina state court (collectively, the "COURTS"), this being in addition to any other remedy to which the Company may be entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts and
(iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Courts.

      7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

      7.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                        [Signatures appear on next page]

                                   * * * * * *


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                   [SIGNATURE PAGE TO STOCK VOTING AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                        TRIANGLE PHARMACEUTICALS, INC.


                                        By:   __________________________________
                                        Name:
                                        Title:

STOCKHOLDER: _________________________

                                        Number of Shares of Common Stock held by
                                        Stockholder:


By:  _________________________________  ________________________________________
Name:
Title:
Address:
Attention:
Fax Number: